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                                                                   EXHIBIT 99.01

                              THE ST. JOE COMPANY

        SUPPLEMENTAL CALCULATION OF SELECTED CONSOLIDATED FINANCIAL DATA

     The following table calculates EBITDA (Gross) and EBITDA (Net) as set forth in Note (6) to Item 6. Selected Consolidated Financial Data.

                                        2000        1999        1998        1997        1996
                                      --------    --------    --------    --------    --------
                                                          ($ IN THOUSANDS)
Income from continuing and
  discontinued operations before
  income taxes and minority
  interest..........................  $166,920    $129,574    $ 85,834    $ 94,374    $181,715
  Depreciation and amortization.....    51,783      49,706      40,340      30,233      28,758
  Interest expense..................    13,821       3,325         804         389         600
  Gain on sales of other assets.....    (1,676)    (14,623)       (788)     (4,417)     (3,423)
  Impairment losses and other
     one-time charges...............     4,245      18,951      10,238
  Condemnation sales................                                                   (97,391)
                                      --------    --------    --------    --------    --------
EBITDA -- Gross.....................   235,093     186,933     136,428     120,578     110,259
                                      --------    --------    --------    --------    --------
Less minority interest % of Income
  before income taxes...............   (15,774)    (30,778)    (31,261)    (28,960)    (22,134)
  Depreciation and amortization.....   (13,297)    (15,114)    (13,225)    (10,194)    (10,813)
  Interest expense..................    (1,026)       (174)       (163)       (179)       (276)
  Gain on sales of other assets.....       858           5         181         795       1,346
  Impairment losses and other
     one-time charges...............    (2,455)     (5,886)
                                      --------    --------    --------    --------    --------
EBITDA -- Net.......................  $203,399    $134,986    $ 91,960    $ 82,040    $ 78,382
                                      ========    ========    ========    ========    ========